Freeport Reports
Fourth-Quarter and Year Ended 2024 Results
•Solid operating performance
◦Fourth-quarter 2024 copper and gold sales volumes above October 2024 guidance
◦Fourth-quarter 2024 unit net cash costs below October 2024 guidance
•Commenced start-up at the Indonesia Precious Metals Refinery; Smelter start-up expected by mid-year 2025
•Advancing options for long-term organic growth
•Strong financial position
•Favorable market fundamentals and long-term outlook
▪Net income attributable to common stock in fourth-quarter 2024 totaled $274 million, $0.19 per share, and adjusted net income attributable to common stock totaled $450 million, $0.31 per share, after excluding net charges totaling $176 million, $0.12 per share.
▪Consolidated production totaled 1.04 billion pounds of copper, 432 thousand ounces of gold and 22 million pounds of molybdenum in fourth-quarter 2024, and 4.2 billion pounds of copper, 1.9 million ounces of gold and 80 million pounds of molybdenum for the year 2024.
▪Consolidated sales totaled 1.0 billion pounds of copper, 350 thousand ounces of gold and 18 million pounds of molybdenum in fourth-quarter 2024, and 4.1 billion pounds of copper, 1.84 million ounces of gold and 78 million pounds of molybdenum for the year 2024.
▪Consolidated sales are expected to approximate 4.0 billion pounds of copper, 1.6 million ounces of gold and 88 million pounds of molybdenum for the year 2025, including 850 million pounds of copper, 225 thousand ounces of gold and 22 million pounds of molybdenum in first-quarter 2025.
▪Average realized prices were $4.15 per pound for copper, $2,628 per ounce for gold and $22.23 per pound for molybdenum in fourth-quarter 2024, and $4.21 per pound for copper, $2,418 per ounce for gold and $21.77 per pound for molybdenum for the year 2024.
▪Average unit net cash costs were $1.66 per pound of copper in fourth-quarter 2024 and $1.56 per pound of copper for the year 2024. Unit net cash costs are expected to average $1.60 per pound of copper for the year 2025.
▪Operating cash flows totaled $1.4 billion in fourth-quarter 2024 and $7.2 billion for the year 2024. Operating cash flows are expected to approximate $6.2 billion for the year 2025, based on achievement of current sales volume and cost estimates, and assuming average prices of $4.00 per pound for copper, $2,700 per ounce for gold and $20.00 per pound for molybdenum for the year 2025.
▪Capital expenditures in fourth-quarter 2024 totaled $1.2 billion, including $0.6 billion for major mining projects and $0.2 billion for PT Freeport Indonesia’s (PT-FI) new smelter and precious metals refinery (PMR) (collectively, PT-FI’s new downstream processing facilities). For the year 2024, capital expenditures were $4.8 billion, including $2.1 billion for major mining projects and $1.17 billion for PT-FI’s new downstream processing facilities. Capital expenditures are expected to approximate $5.0 billion, including $2.8 billion for major mining projects and $0.6 billion for PT-FI’s new downstream processing facilities (excluding capitalized interest, owner’s costs and commissioning) for the year 2025.
▪During fourth-quarter 2024, FCX repaid $0.7 billion in maturing senior notes.
▪At December 31, 2024, consolidated debt totaled $8.9 billion and consolidated cash and cash equivalents totaled $3.9 billion, $4.7 billion including $0.7 billion of current restricted cash associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks. Net debt totaled $1.06 billion, excluding $3.2 billion of debt for PT-FI’s new downstream processing facilities. Refer to the supplemental schedule, “Net Debt,” on page IX.

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PHOENIX, AZ, January 23, 2025 – Freeport (NYSE: FCX) reported fourth-quarter 2024 net income attributable to common stock of $274 million, $0.19 per share, and adjusted net income attributable to common stock of $450 million, $0.31 per share, after excluding net charges totaling $176 million, $0.12 per share, primarily associated with adjustments to asset retirement obligations, charges associated with legacy oil and gas properties and metals inventory adjustments. For additional information, refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII.

Richard Adkerson, Chairman of the Board, and Kathleen Quirk, President and Chief Executive Officer, said, “We enter 2025 with a clear focus on continued strong execution of our operating plans, enhancing productivity, managing costs and capital, and advancing opportunities for long-term profitable growth and value creation. Our global team delivered solid results in 2024 and we are strongly positioned for the future with high-quality, large-scale copper assets, attractive organic growth options, successful track record of our team and a strong balance sheet. Copper's role in the global economy is increasingly important and Freeport is well positioned for the future as a global industry leader.”

SUMMARY FINANCIAL DATA

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Revenues[a,b]	$5,720	$5,905	$25,455	$22,855
Operating income[a,c]	$1,243	$1,722	$6,864	$6,225
Net income attributable to common stock[b,c,d]	$274	$388	$1,889	$1,848
Diluted net income per share of common stock[b,c,d]	$0.19	$0.27	$1.30	$1.28

Diluted weighted-average common shares outstanding	1,445	1,444	1,445	1,443
Operating cash flows[e]	$1,436	$1,320	$7,160	$5,279
Capital expenditures	$1,239	$1,362	$4,808	$4,824
At December 31:
Cash and cash equivalents	$3,923	$4,758	$3,923	$4,758
Restricted cash and cash equivalents, current[f]	$888	$1,208	$888	$1,208
Total debt, including current portion	$8,948	$9,422	$8,948	$9,422

a.For segment financial results, refer to the supplemental schedules, “Business Segments,” beginning on page XI.
b.Includes (unfavorable) favorable adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $(77) million ($(28) million to net income attributable to common stock or $(0.02) per share) in fourth-quarter 2024, $(13) million ($(5) million to net income attributable to common stock or less than $0.01 per share) in fourth-quarter 2023, $28 million ($9 million to net income attributable to common stock or $0.01 per share) for the year 2024 and $183 million ($62 million to net income attributable to common stock or $0.04 per share) for the year 2023. For further discussion, refer to the supplemental schedule, “Derivative Instruments,” beginning on page IX.
c.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to operating income totaling $(52) million ($(20) million to net income attributable to common stock or $(0.01) per share) in fourth-quarter 2024, $(89) million ($(26) million to net income attributable to common stock or $(0.02) per share) in fourth-quarter 2023, $21 million ($(3) million to net income attributable to common stock or less than $0.01 per share) for the year 2024 and $64 million ($37 million to net income attributable to common stock or $0.03 per share) for the year 2023. Refer to the supplemental schedule, “Deferred Profits,” on page X.
d.Includes net charges totaling $176 million ($0.12 per share) in fourth-quarter 2024, $5 million (less than $0.01 per share) in fourth-quarter 2023, $257 million ($0.18 per share) for the year 2024 and $373 million ($0.26 per share) for the year 2023 that are described in the supplemental schedule, “Adjusted Net Income,” beginning on page VII.
e.Working capital and other uses totaled less than $1 million in fourth-quarter 2024, $196 million in fourth-quarter 2023, $29 million for the year 2024 and $880 million for the year 2023.
f.Includes $0.7 billion at December 31, 2024, and $1.1 billion at December 31, 2023, associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with Indonesia regulations.

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SUMMARY OPERATING DATA

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Copper (millions of recoverable pounds)
Production	1,041	1,095	4,214	4,212
Sales, excluding purchases	992	1,116	4,066	4,086
Average realized price per pound	$4.15	$3.81	$4.21	$3.85
Site production and delivery costs per pound[a]	$2.49	$2.25	$2.49	$2.36
Unit net cash costs per pound[a]	$1.66	$1.52	$1.56	$1.61
Gold (thousands of recoverable ounces)
Production	432	573	1,880	1,993
Sales	350	549	1,837	1,713
Average realized price per ounce	$2,628	$2,034	$2,418	$1,972
Molybdenum (millions of recoverable pounds)
Production	22	20	80	82
Sales, excluding purchases	18	22	78	81
Average realized price per pound	$22.23	$20.66	$21.77	$24.64
a.Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit net cash costs (credits) by operating division to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

Consolidated Sales Volumes
•Fourth-quarter 2024 copper sales of 992 million pounds were slightly above the October 2024 estimate. Consistent with expectations, fourth-quarter 2024 copper sales were lower than fourth-quarter 2023 sales of 1.1 billion pounds, primarily reflecting lower ore grades and the timing of shipments at PT-FI.
•Fourth-quarter 2024 gold sales of 350 thousand ounces were slightly above the October 2024 estimate. Consistent with expectations, fourth-quarter 2024 gold sales were below fourth-quarter 2023 sales of 549 thousand ounces, primarily reflecting lower ore grades and the timing of shipments at PT-FI.
•Fourth-quarter 2024 molybdenum sales of 18 million pounds were lower than the October 2024 estimate of 20 million pounds and fourth-quarter 2023 sales of 22 million pounds, primarily reflecting timing of shipments.
Consolidated copper and gold production volumes for the year 2024 exceeded sales volumes for the year 2024, primarily reflecting an increase in concentrate inventory associated with the timing of approval of PT-FI’s permitted copper concentrate export quota for 2024 and inventory held at PT-FI’s new downstream processing facilities expected to be sold as refined metal in the second half of 2025.
Consolidated sales volumes for the year 2025 are expected to approximate 4.0 billion pounds of copper, 1.6 million ounces of gold and 88 million pounds of molybdenum, including 850 million pounds of copper, 225 thousand ounces of gold and 22 million pounds of molybdenum in first-quarter 2025. Projected sales volumes are dependent on operational performance; Indonesia regulatory approval to export copper concentrate until repairs and full ramp-up of PT-FI’s new smelter are complete; weather-related conditions; timing of shipments and other factors detailed in the “Cautionary Statement” below.

Consolidated Unit Net Cash Costs
Fourth-quarter 2024 consolidated average unit net cash costs (net of by-product credits) for FCX’s copper mines of $1.66 per pound of copper were lower than the October 2024 estimate of $1.72 per pound, primarily reflecting higher by-product credits. Fourth-quarter 2024 consolidated average unit net cash costs were higher than fourth-quarter 2023 average unit net cash costs of $1.52 per pound of copper, primarily reflecting lower sales volumes at PT-FI. Refer to “Operations” below for further discussion.

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Consolidated unit net cash costs (net of by-product credits) for FCX’s copper mines are expected to average $1.60 per pound of copper for the year 2025 (including $2.05 per pound of copper in first-quarter 2025), based on achievement of current sales volume estimates (including estimates for copper concentrate exports from Indonesia) and cost estimates and assuming average prices of $2,700 per ounce of gold and $20.00 per pound of molybdenum for the year 2025. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum. The impact of price changes on consolidated unit net cash costs for the year 2025 would approximate $0.04 per pound of copper for each $100 per ounce change in the average price of gold and $0.03 per pound of copper for each $2 per pound change in the average price of molybdenum.

OPERATIONS
Technology and Leaching Innovation Initiatives. FCX is progressing initiatives across its North America and South America operations by incorporating new applications, technologies and data analytics to its leaching processes. In late 2023, FCX achieved its initial incremental annual run rate target of approximately 200 million pounds of copper. Incremental copper production from these initiatives totaled 50 million pounds in fourth-quarter 2024 and 214 million pounds for the year 2024, compared with a total of 144 million pounds for the year 2023. FCX has projects underway to apply recent operational enhancements on a larger scale and is testing new innovative technology applications that have the potential for significant increases in recoverable metal beyond the current run rate.
In addition to technology-driven leaching initiatives, FCX is pursuing opportunities to leverage new technologies and analytic tools in automation and operating practices with a goal of improving operating efficiencies, and reducing costs and capital intensity of its current operations and future development projects.
North America. FCX manages seven copper operations in North America – Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. FCX also operates a copper smelter in Miami, Arizona. In addition to copper, certain of these operations produce molybdenum concentrate, gold and silver. All of the North America operations are wholly owned, except for Morenci. FCX records its 72% undivided joint venture interest in Morenci using the proportionate consolidation method.
Development Activities. FCX has substantial reserves, resources and future opportunities for organic growth in the U.S. associated with existing operations.
FCX has a potential expansion project to more than double the concentrator capacity of the Bagdad operation in northwest Arizona. Bagdad’s reserve life currently exceeds 80 years and supports an expanded operation. In late 2023, FCX completed technical and economic studies, which indicate the opportunity to construct new concentrating facilities to increase copper production by 200 to 250 million pounds per year at estimated incremental project capital costs of approximately $3.5 billion. Expanded operations would provide improved efficiency and reduce unit net cash costs through economies of scale. Project economics indicate that the expansion would require an incentive copper price in the range of $3.50 to $4.00 per pound and approximately three to four years to complete. The decision of whether to proceed and timing of the potential expansion will take into account overall copper market conditions, availability of labor and other factors, including pending conversion of the existing haul truck fleet to autonomous to support long-range plans. In parallel, FCX is enhancing local infrastructure and advancing activities for expanded tailings infrastructure projects required under long-range plans in order to advance the potential construction timeline.
FCX has commenced pre-feasibility studies in the Safford/Lone Star district to define a potential significant expansion opportunity. Positive drilling conducted in recent years indicates a large, mineralized district with opportunities to pursue a further expansion project. FCX expects to complete these studies by mid-2026. The decision of whether to proceed and timing of the potential expansion will take into account results of technical and economic studies, overall copper market conditions and other factors.

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Operating Data. Following is summary consolidated operating data for the North America copper mines:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Copper (millions of recoverable pounds)
Production	321	320	1,246	1,350
Sales, excluding purchases	318	318	1,257	1,361
Average realized price per pound	$4.29	$3.79	$4.29	$3.93

Molybdenum (millions of recoverable pounds)
Production[a]	8	7	30	30

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$3.48	$3.13	$3.46	$3.00
By-product credits	(0.58)	(0.40)	(0.48)	(0.49)
Treatment charges	0.14	0.13	0.13	0.12
Unit net cash costs	$3.04	$2.86	$3.11	$2.63
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at the North America copper mines.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
FCX’s consolidated copper sales volumes from North America were 318 million pounds in fourth-quarter 2024, approximating fourth-quarter 2023. North America copper sales approximated 1.26 billion pounds for the year 2024 and are estimated to approximate 1.4 billion pounds for the year 2025.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $3.04 per pound of copper in fourth-quarter 2024 were lower than third-quarter 2024 average unit net cash costs of $3.24 per pound. Compared with fourth-quarter 2023 average unit net cash costs, fourth-quarter 2024 average unit net cash costs were higher, primarily reflecting higher labor and mining costs, partly offset by higher by-product credits.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $3.00 per pound of copper for the year 2025, based on achievement of current sales volume and cost estimates and assuming an average price of $20.00 per pound of molybdenum. North America’s average unit net cash costs for the year 2025 would change by approximately $0.05 per pound for each $2 per pound change in the average price of molybdenum.
South America. FCX manages two copper operations in South America – Cerro Verde in Peru (in which FCX owns a 55.08% interest) and El Abra in Chile (in which FCX owns a 51% interest). These operations are consolidated in FCX’s financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Development Activities. At the El Abra operations in Chile, FCX has completed substantial drilling and evaluations to define a large sulfide resource that would support a potential major mill project similar to the large-scale concentrator at Cerro Verde. FCX is preparing data for a potential submission of an environmental impact statement by year-end 2025, subject to ongoing stakeholder engagement and economic evaluations. Preliminary estimates, which remain under review, indicate that the project economics would be supported using an incentive copper price of less than $4.00 per pound. The decision of whether to proceed and timing of the potential project will take into account overall copper market conditions, required permitting and other factors.

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Operating Data. Following is summary consolidated operating data for South America operations:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024		2023
Copper (millions of recoverable pounds)
Production	291	286	1,168		1,202
Sales	298	287	1,177		1,200
Average realized price per pound	$4.04	$3.83	$4.16		$3.82

Molybdenum (millions of recoverable pounds)
Production[a]	5	5	20		22

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$2.50	$2.74	$2.63	[c]	$2.57
By-product credits	(0.31)	(0.22)	(0.34)		(0.39)
Treatment charges	0.16	0.19	0.16		0.19
Royalty on metals	0.01	0.01	0.01		0.01
Unit net cash costs	$2.36	$2.72	$2.46		$2.38
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at Cerro Verde.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
c.Includes $0.08 per pound of copper for nonrecurring labor-related charges at Cerro Verde associated with new multi-year collective labor agreements with its two unions. Refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII.
FCX’s consolidated copper sales volumes from South America operations of 298 million pounds in fourth-quarter 2024 were higher than fourth-quarter 2023 copper sales volumes of 287 million pounds, primarily reflecting slightly higher production and timing of shipments. Copper sales from South America operations were 1.2 billion pounds for the year 2024 and are expected to approximate 1.1 billion pounds for the year 2025.
Average unit net cash costs (net of by-product credits) for South America operations of $2.36 per pound of copper in fourth-quarter 2024 were lower than fourth-quarter 2023 average unit net cash costs of $2.72 per pound, primarily reflecting lower maintenance, repair and energy costs, as well as higher by-product credits.
Average unit net cash costs (net of by-product credits) for South America operations are expected to approximate $2.50 per pound of copper for the year 2025, based on achievement of current sales volume and cost estimates and assuming an average price of $20.00 per pound of molybdenum.
Indonesia. PT-FI operates one of the world’s largest copper and gold mines at the Grasberg minerals district in Central Papua, Indonesia. PT-FI produces copper concentrate that contains significant quantities of gold and silver. Once the full ramp-up of the new downstream processing facilities is achieved, PT-FI will be a fully integrated producer of refined copper and gold. FCX has a 48.76% ownership interest in PT-FI and manages its operations. PT-FI’s results are consolidated in FCX’s financial statements.
Concentrate Exports. Current regulations in Indonesia prohibit exports of copper concentrate as of January 1, 2025. Pursuant to the terms of its special mining business license (IUPK) regarding force majeure events, PT-FI has requested approval from the Indonesia government to permit the export of copper concentrate in 2025 until the required repairs of its new smelter following the October 2024 fire incident (see below for further discussion) and full ramp-up are complete. Based on discussions to-date with the Indonesia government, PT-FI expects to re-commence exports of copper concentrate during first-quarter 2025, and pursuant to current regulations, would be required to pay a 7.5% export duty on copper concentrate exports during 2025.
Long-term Mining Rights. Pursuant to regulations issued during 2024, PT-FI is eligible to apply for an extension of its mining rights beyond 2041, provided certain conditions are met, including ownership of integrated downstream facilities that have entered the operational stage; domestic ownership of at least 51% and agreement

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with a state-owned enterprise for an additional 10% ownership; and commitments for additional exploration and increases in refining capacity, each as approved by the Ministry of Energy and Minerals. Application for extension may be submitted at any time up to one year prior to the expiration of PT-FI’s IUPK. PT-FI expects to apply for an extension during 2025, pending agreement with PT Mineral Industri Indonesia (MIND ID) on a purchase and sale agreement for the transfer in 2041 of an additional 10% interest in PT-FI.
An extension would enable continuity of large-scale operations for the benefit of all stakeholders and provide growth options through additional resource development opportunities in the highly attractive Grasberg minerals district.
Operating and Development Activities. Over a multi-year investment period, PT-FI has successfully commissioned three large-scale underground mines in the Grasberg minerals district (Grasberg Block Cave, Deep Mill Level Zone and Big Gossan) and completed an expansion of the milling facilities. In December 2024, PT-FI completed construction of a new copper cleaner circuit, a mill recovery project that will enhance recoveries and optimize concentrate production, with commissioning under way.
Kucing Liar. Long-term mine development activities are ongoing for PT-FI’s Kucing Liar deposit in the Grasberg minerals district. Kucing Liar is expected to produce over 7 billion pounds of copper and 6 million ounces of gold between 2029 and the end of 2041, and an extension of PT-FI’s operating rights beyond 2041 would extend the life of the project. Development activities commenced in 2022 and are expected to continue over an approximate 10-year timeframe. Capital investments for Kucing Liar are estimated to total $4 billion over the next seven to eight years (averaging approximately $0.5 billion per annum). Approximately $0.6 billion has been incurred to date. At full operating rates, annual production from Kucing Liar is expected to approximate 560 million pounds of copper and 520 thousand ounces of gold, providing PT-FI with sustained long-term, large-scale and low-cost production. Kucing Liar will benefit from substantial shared infrastructure and PT-FI’s experience and long-term success in block-cave mining.
Natural Gas Facilities. PT-FI plans to transition its existing energy source from coal to natural gas, which would meaningfully reduce PT-FI’s Scope 1 greenhouse gas emissions at the Grasberg minerals district. The majority of PT-FI’s planned investments in a new gas-fired combined cycle facility are expected to be incurred over the next three years, at a cost of approximately $1 billion, which represents an incremental cost of $0.4 billion compared to previously planned investments to refurbish the existing coal units. Once complete, PT-FI’s dual-fuel power plant and the new gas-fired combined cycle facility will be fueled by natural gas, supplied by a floating liquefied natural gas storage and regassification unit.
Downstream Processing Facilities.
New Smelter. Construction of the new greenfield smelter in Eastern Java, Indonesia was substantially completed during 2024. During start-up activities, a fire occurred in October 2024, requiring a temporary suspension of smelting operations to complete repairs. Procurement of long-lead items has advanced and repairs are scheduled to be completed by mid-2025. PT-FI expects restoration, repair and replacement costs to approximate $100 million, which are expected to be mostly offset through recovery under construction insurance programs. PT-FI expects to achieve full ramp-up by year-end 2025. Following the full ramp-up, PT-FI’s mining and smelting operations will be fully integrated.
PMR. As part of start-up activities, PT-FI commenced gold production at its new PMR in late 2024. The facility has capacity to refine all precious metals from PT-FI’s new smelter as well as from PT Smelting, PT-FI’s 66%-owned smelter and refinery in Gresik, Indonesia.

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Operating Data. Following is summary consolidated operating data for Indonesia operations:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Copper (millions of recoverable pounds)
Production	429	489	1,800	1,660
Sales	376	511	1,632	1,525
Average realized price per pound	$4.11	$3.81	$4.19	$3.81

Gold (thousands of recoverable ounces)
Production	428	569	1,861	1,978
Sales	343	544	1,817	1,697
Average realized price per ounce	$2,628	$2,034	$2,418	$1,972

Unit net cash (credits) costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.65	$1.42	$1.64	$1.62
Gold, silver and other by-product credits	(2.56)	(2.29)	(2.82)	(2.30)
Treatment charges	0.32	0.34	0.35	0.35
Export duties	0.26	0.31	0.28	0.21
Royalty on metals	0.25	0.22	0.27	0.22
Unit net cash (credits) costs	$(0.08)	$—	$(0.28)	$0.10
a.For a reconciliation of unit net cash (credits) costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
PT-FI’s consolidated copper sales volumes of 376 million pounds and consolidated gold sales volumes of 343 thousand ounces in fourth-quarter 2024 were below fourth-quarter 2023 copper sales volumes of 511 million pounds and gold sales volumes of 544 thousand ounces, primarily reflecting lower ore grades and timing of shipments. PT-FI’s consolidated copper and gold production volumes for the year 2024 exceeded 2024 sales volumes, primarily reflecting an increase in concentrate inventory associated with the timing of approval of its permitted copper concentrate export quota for 2024 and inventory held at PT-FI’s new downstream processing facilities expected to be sold as refined metal in the second half of 2025.
Consolidated sales volumes from PT-FI are expected to approximate 1.55 billion pounds of copper and 1.6 million ounces of gold for the year 2025. PT-FI’s projected sales volumes in 2025 reflect reduced operating rates associated with two planned major maintenance projects in its concentrating facilities. Projected sales volumes are dependent on operational performance; Indonesia regulatory approval to export copper concentrate until repairs and full ramp-up of PT-FI’s new smelter are complete; weather-related conditions; and other factors detailed in the “Cautionary Statement” below.
PT-FI’s unit net cash credits (including gold, silver and other by-product credits) of $0.08 per pound of copper in fourth-quarter 2024 were favorable compared to unit net cash costs (net of gold, silver and other by-product credits) of less than $0.01 per pound of copper in fourth-quarter 2023, primarily reflecting higher gold credits, partly offset by lower copper volumes.
Average unit net cash credits (including gold, silver and other by-product credits) for PT-FI are expected to approximate $0.27 per pound of copper for the year 2025, based on achievement of current sales volumes (including estimates for copper concentrate exports) and cost estimates and assuming an average price of $2,700 per ounce of gold. PT-FI’s average unit net cash credits for the year 2025 would change by approximately $0.09 per pound of copper for each $100 per ounce change in the average price of gold.

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Molybdenum. FCX operates two wholly owned primary molybdenum operations in Colorado – the Climax open-pit mine and the Henderson underground mine. The Climax and Henderson mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of the molybdenum concentrate produced at the Climax and Henderson mines and at FCX’s North America copper mines and South America operations is processed at FCX’s conversion facilities.
Operating and Development Activities. Production from the primary molybdenum operations totaled 9 million pounds of molybdenum in fourth-quarter 2024 and 8 million pounds in fourth-quarter 2023. FCX’s consolidated molybdenum sales and average realized prices include sales of molybdenum produced at the primary molybdenum operations and at FCX’s North America copper mines and South America operations, which are presented on page 3.
Average unit net cash costs for the primary molybdenum operations of $16.18 per pound of molybdenum in fourth-quarter 2024 were higher than average unit net cash costs of $14.83 per pound in fourth-quarter 2023, primarily reflecting contract labor transition costs, partially offset by higher volumes. Average unit net cash costs for the primary molybdenum operations are expected to approximate $15.20 per pound of molybdenum for the year 2025, based on achievement of current sales volumes and cost estimates.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

PRELIMINARY ESTIMATED RECOVERABLE PROVEN AND PROBABLE MINERAL RESERVES AND MINERAL RESOURCES
FCX has significant mineral reserves, mineral resources and future development opportunities within its portfolio of mining assets. FCX’s preliminary estimated consolidated recoverable proven and probable mineral reserves from its mines at December 31, 2024, include 97.0 billion pounds of copper, 23.0 million ounces of gold and 3.16 billion pounds of molybdenum, which were determined using metal price assumptions of $3.25 per pound for copper, $1,600 per ounce for gold and $12.00 per pound for molybdenum. The preliminary estimated recoverable proven and probable mineral reserves presented in the table below represent the estimated metal quantities from which FCX expects to be paid after application of estimated metallurgical recovery rates and smelter recovery rates, where applicable. Recoverable mineral reserve volumes are those which FCX estimates can be economically extracted or produced at the time of the mineral reserve determination.

	Preliminary Estimated Recoverable Proven and Probable Mineral Reserves
	at December 31, 2024
	Copper	Gold	Molybdenum
	(billion pounds)	(million ounces)	(billion pounds)
North America	41.6	0.6	2.51
South America[a]	28.4	—	0.66
Indonesia[b]	27.0	22.4	—
Consolidated basis[c,d]	97.0	23.0	3.16

Net equity interest[e]	70.2	11.5	2.87

a.Excludes the El Abra mill project discussed on page 5 (estimated potential addition of approximately 20 billion recoverable pounds of copper in concentrate and cathode).
b.Reserves are included through the life of the IUPK in 2041. An extension of operating rights would provide additional mineral reserves.
c.Consolidated mineral reserves represent estimated metal quantities after reduction for FCX’s joint venture partners’ interest at the Morenci mine in North America. Excluded from the table above are FCX’s estimated recoverable proven and probable silver reserves of 318 million ounces, which were determined using $20 per ounce.
d.May not foot because of rounding.
e.Net equity interest mineral reserves represent estimated consolidated metal quantities further reduced for noncontrolling interest ownership. Excluded from the table above are FCX’s estimated net recoverable proven and probable silver reserves of 213 million ounces.

9

Following is a summary of changes in FCX’s preliminary estimated consolidated recoverable proven and     probable mineral reserves during 2024:

	Copper		Gold	Molybdenum
	(billion pounds)		(million ounces)	(billion pounds)
Reserves at December 31, 2023	104.1		24.5	3.34
Net revisions	(3.0)	[a]	0.4	(0.10)
Production	(4.2)		(1.9)	(0.08)
Reserves at December 31, 2024[b]	97.0		23.0	3.16
a.Revisions are primarily the result of higher cost assumptions and updated geologic models.
b.May not foot because of rounding.
In addition to the preliminary estimated consolidated recoverable proven and probable mineral reserves, FCX’s preliminary estimated consolidated mineral resources (including measured, indicated and inferred resources) at December 31, 2024, which were assessed using $3.75 per pound for copper, totaled 193 billion pounds of incremental contained copper. FCX continues to pursue opportunities to convert this material into mineral reserves, future production volumes and cash flow. See “Cautionary Statement” below.

LIQUIDITY, CASH FLOWS, CASH AND DEBT
Liquidity. At December 31, 2024, FCX had $3.9 billion in consolidated cash and cash equivalents, $4.7 billion including $0.7 billion of current restricted cash associated with PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks. In addition, FCX has $3.0 billion of availability under its revolving credit facility, and PT-FI and Cerro Verde have $1.5 billion and $350 million, respectively, of availability under their revolving credit facilities.
Operating Cash Flows. FCX generated operating cash flows of $1.4 billion in fourth-quarter 2024 and $7.2 billion for the year 2024.
FCX’s consolidated operating cash flows are estimated to approximate $6.2 billion for the year 2025, based on current sales volume and cost estimates, and assuming average prices of $4.00 per pound of copper, $2,700 per ounce of gold and $20.00 per pound of molybdenum. The impact of price changes on operating cash flows for the year 2025 would approximate $375 million for each $0.10 per pound change in the average price of copper, $140 million for each $100 per ounce change in the average price of gold and $135 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $1.2 billion, including $0.6 billion for major mining projects and $0.2 billion for PT-FI’s new downstream processing facilities, in fourth-quarter 2024. For the year 2024, capital expenditures were $4.8 billion, including $2.1 billion for major mining projects and $1.17 billion for PT-FI’s new downstream processing facilities.
Capital expenditures are expected to approximate $5.0 billion for the year 2025, including $2.8 billion for major mining projects and $0.6 billion for PT-FI’s new downstream processing facilities (excluding capitalized interest, owner’s costs and commissioning). Projected capital expenditures for major mining projects include $1.1 billion for planned projects, primarily associated with underground mine development in the Grasberg minerals district and expansion projects in North America, and $1.7 billion for discretionary growth projects.

10

Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests’ share and withholding taxes, at December 31, 2024 (in billions):

Cash at domestic companies	$1.5
Cash at international operations	2.4	[a]
Total consolidated cash and cash equivalents	3.9
Noncontrolling interests’ share	(1.1)
Cash, net of noncontrolling interests’ share	2.8
Withholding taxes	(0.1)
Net cash available	$2.7
a.Excludes $0.7 billion of current restricted cash associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with a regulation issued by the Indonesia government.
Debt. Following is a summary of total debt and the weighted-average interest rates at December 31, 2024 (in billions, except percentages):

			Weighted- Average Interest Rate
Senior notes:
Issued by FCX	$5.3		5.0%
Issued by PT-FI	3.0		5.4%
Issued by Freeport Minerals Corporation	0.3		7.5%
PT-FI revolving credit facility	0.3		6.0%
Other	—	[a]	3.5%
Total debt	$8.9		5.2%
a.Amount not shown because of rounding.
At December 31, 2024, there were (i) no borrowings and $7 million in letters of credit issued under FCX’s $3.0 billion revolving credit facility, (ii) $250 million in borrowings outstanding under PT-FI’s $1.75 billion revolving credit facility, and (iii) no borrowings outstanding under Cerro Verde’s $350 million revolving credit facility. In November 2024, FCX repaid $0.7 billion in scheduled senior note maturities using cash on hand and has no further senior note maturities until 2027. FCX’s total debt has an average remaining duration of approximately 10 years.
FINANCIAL POLICY
FCX’s financial policy is aligned with its strategic objectives of maintaining a solid balance sheet, providing cash returns to shareholders and advancing opportunities for future growth. The policy includes a base dividend and a performance-based payout framework, whereby up to 50% of available cash flows generated after planned capital spending and distributions to noncontrolling interests would be allocated to shareholder returns and the balance to debt reduction and investments in value enhancing growth projects, subject to FCX maintaining its net debt at a level not to exceed the net debt target of $3.0 billion to $4.0 billion (excluding debt for PT-FI’s new downstream processing facilities). FCX’s Board of Directors (Board) reviews the structure of the performance-based payout framework at least annually.
Net Debt. At December 31, 2024, FCX’s net debt, excluding $3.2 billion of debt for PT-FI’s new downstream processing facilities, totaled $1.06 billion (which was net of $0.7 billion of current restricted cash associated with PT-FI’s export proceeds). Refer to the supplemental schedule, “Net Debt,” on page IX.
Common Stock Dividends. On December 18, 2024, FCX’s Board declared cash dividends totaling $0.15 per share on its common stock (including a $0.075 per share quarterly base cash dividend and a $0.075 per share quarterly variable, performance-based cash dividend), which will be paid on February 3, 2025, to shareholders of record as of January 15, 2025. The declaration and payment of dividends (base or variable) are at the discretion of the Board and will depend on FCX’s financial results, cash requirements, global economic conditions and other factors deemed relevant by the Board.

11

Share Repurchase Program. As of January 22, 2025, FCX has 1.4 billion shares of common stock outstanding and $3.1 billion is available under its share repurchase program. The timing and amount of share repurchases is at the discretion of management and will depend on a variety of factors. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX’s fourth-quarter 2024 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing fcx.com. A replay of the webcast will be available through Friday, February 14, 2025.
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FREEPORT: Foremost in Copper
FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.
By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX’s website at fcx.com.
Cautionary Statement: This press release contains forward-looking statements in which FCX discusses its potential future performance, operations and projects. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections, or expectations relating to business outlook, strategy, goals or targets; global market conditions; ore grades and milling rates; production and sales volumes; unit net cash costs (credits) and operating costs; capital expenditures; operating plans (including mine sequencing); cash flows; liquidity; PT-FI’s commissioning, remediation and ramp up of its new smelter and full production at the PMR; potential extension of PT-FI’s IUPK beyond 2041; export licenses, export duties and export volumes, including PT-FI’s ability to continue exports of copper concentrate until full ramp-up is achieved at its new smelter in Indonesia; timing of shipments of inventoried production; FCX’s commitment to deliver responsibly produced copper and molybdenum, including plans to implement, validate and maintain validation of its operating sites under specific frameworks; execution of FCX’s energy and climate strategies and the underlying assumptions and estimated impacts on FCX’s business and stakeholders related thereto; achievement of 2030 climate targets and 2050 net zero aspiration; improvements in operating procedures and technology innovations and applications; exploration efforts and results; development and production activities, rates and costs; future organic growth opportunities; tax rates; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; mineral reserve and mineral resource estimates; final resolution of settlements associated with ongoing legal and environmental proceedings; debt repurchases; and the ongoing implementation of FCX’s financial policy and future returns to shareholders, including dividend payments (base or variable) and share repurchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “aspirations,” “future,” “commitments,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration and payment of dividends (base or variable), and timing and amount of any share repurchases are at the discretion of the Board and management, respectively, and are subject to a number of factors, including not exceeding FCX’s net debt target, capital availability, FCX’s financial results, cash requirements, global economic conditions, changes in laws, contractual restrictions and other factors deemed relevant by the Board or management, as applicable. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of the commodities FCX produces, primarily copper and gold; PT-FI’s ability to export and sell or inventory copper concentrates through remediation and full ramp-up of its new smelter in Indonesia; changes in export duties; completion of remediation activities and achieving full ramp-up of the new smelter in Indonesia; full production at the PMR; production rates; timing of shipments; price and availability of consumables and components FCX purchases as well as constraints on supply and logistics, and transportation services; changes in cash requirements, financial position, financing or investment plans; changes in general market, economic, geopolitical, regulatory or industry conditions; reductions in liquidity and access to capital; changes in tax laws and regulations; political and social risks, including the potential effects of violence in Indonesia, civil unrest in Peru, and relations with local communities and Indigenous Peoples; operational risks inherent in mining, with higher inherent risks in underground mining; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine or inventory; results of technical, economic or feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; satisfaction of requirements in accordance with PT-FI’s IUPK to extend mining rights from 2031 through 2041; process relating to the extension of PT-FI’s IUPK beyond 2041; cybersecurity risks; any major public health crisis; labor relations, including labor-related work stoppages and increased costs; compliance with applicable environmental, health and safety laws and regulations; weather- and climate-related risks; environmental risks, including availability of secure water supplies; litigation results; tailings management; FCX’s ability to comply with its responsible production commitments under specific frameworks; and any changes to such frameworks and other factors described in more detail

12

under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission.
Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs or technological solutions and innovations, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.
Estimates of mineral reserves and mineral resources are subject to considerable uncertainty. Such estimates are, to a large extent, based on metal prices for the commodities we produce and interpretations of geologic data, which may not necessarily be indicative of future results or quantities ultimately recovered. This press release also includes forward-looking statements regarding mineral resources not included in proven and probable mineral reserves. A mineral resource, which includes measured, indicated and inferred mineral resources, is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. Such a deposit cannot qualify as recoverable proven and probable mineral reserves until legal and economic feasibility are confirmed based upon a comprehensive evaluation of development and operating costs, grades, recoveries and other material modifying factors. Accordingly, no assurance can be given that the estimated mineral resources will become proven and probable mineral reserves.
This press release also contains measures such as net debt, adjusted net income and unit net cash costs (credits) per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles (GAAP). Reconciliations of these non-GAAP measures to amounts reported in FCX’s consolidated financial statements are in the supplemental schedules of this press release. For forward-looking unit net cash costs (credits) per pound of copper and molybdenum measures, FCX is unable to provide a reconciliation to the most comparable GAAP measure without unreasonable effort because estimating such GAAP measures and providing a meaningful reconciliation is extremely difficult and requires a level of precision that is unavailable for these future periods and the information needed to reconcile these measures is dependent upon future events, many of which are outside of FCX’s control as described above. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

13

FREEPORT
SELECTED OPERATING DATA

	Three Months Ended December 31,
	2024	2023	2024		2023
	Production		Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
North America
Morenci (72%)[a]	124	140	125		137
Safford (100%)	67	56	66		57
Sierrita (100%)	45	43	45		44
Bagdad (100%)	37	35	37		35
Chino (100%)	36	32	34		32
Tyrone (100%)	10	11	11		11
Miami (100%)	2	3	2		3
Other (100%)	—	—	(2)		(1)
Total North America	321	320	318		318

South America
Cerro Verde (55.08%)[b]	233	229	246		234
El Abra (51%)	58	57	52		53
Total South America	291	286	298		287

Indonesia
Grasberg minerals district (48.76%)	429	489	376		511
Total	1,041	1,095	992	[c]	1,116	[c]
Less noncontrolling interests	352	384	329		397
Net	689	711	663		719

Average realized price per pound			$4.15		$3.81

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
North America (100%)	4	4	7		5
Indonesia (48.76%)	428	569	343		544
Consolidated	432	573	350		549
Less noncontrolling interests	219	292	176		279
Net	213	281	174		270

Average realized price per ounce			$2,628		$2,034

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	6	5	N/A		N/A
Henderson (100%)	3	3	N/A		N/A
North America copper mines (100%)[a]	8	7	N/A		N/A
Cerro Verde (55.08%)[b]	5	5	N/A		N/A
Consolidated	22	20	18		22
Less noncontrolling interests	2	2	2		3
Net	20	18	16		19

Average realized price per pound			$22.23		$20.66

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. FCX’s interest in Cerro Verde is 55.08%, and prior to September 2024 it was 53.56%.

c. Consolidated sales volumes exclude purchased copper of 16 million pounds in fourth-quarter 2024 and 18 million pounds in fourth-quarter 2023.

I

FREEPORT
SELECTED OPERATING DATA (continued)

	Years Ended December 31,
	2024	2023		2024		2023
	Production			Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
North America
Morenci (72%)[a]	505	575		517		578
Safford (100%)	249	245		246		250
Sierrita (100%)	165	185		167		183
Bagdad (100%)	146	146		146		148
Chino (100%)	133	141		133		143
Tyrone (100%)	43	51		44		53
Miami (100%)	9	12		10		12
Other (100%)	(4)	(5)		(6)		(6)
Total North America	1,246	1,350		1,257		1,361

South America
Cerro Verde (55.08%)[b]	949	985		958		988
El Abra (51%)	219	217		219		212
Total South America	1,168	1,202		1,177		1,200

Indonesia
Grasberg minerals district (48.76%)	1,800	1,660		1,632		1,525
Total	4,214	4,212		4,066	[c]	4,086	[c]
Less noncontrolling interests	1,465	1,414		1,384		1,344
Net	2,749	2,798		2,682		2,742

Average realized price per pound				$4.21		$3.85

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
North America (100%)	19	15		20		16
Indonesia (48.76%)	1,861	1,978	[d]	1,817		1,697	[d]
Consolidated	1,880	1,993		1,837		1,713
Less noncontrolling interests	953	952		931		808
Net	927	1,041		906		905

Average realized price per ounce				$2,418		$1,972

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	18	17		N/A		N/A
Henderson (100%)	12	13		N/A		N/A
North America copper mines (100%)[a]	30	30		N/A		N/A
Cerro Verde (55.08%)[b]	20	22		N/A		N/A
Consolidated	80	82		78		81
Less noncontrolling interests	9	10		9		10
Net	71	72		69		71

Average realized price per pound				$21.77		$24.64

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. FCX’s interest in Cerro Verde is 55.08%, and prior to September 2024 it was 53.56%.

c. Consolidated sales volumes exclude purchased copper of 158 million pounds for the year 2024 and 103 million pounds for the year 2023.

d. Includes approximately 190 thousand ounces of gold production and sales volumes attributed to PT Mineral Industri Indonesia’s (MIND ID) approximate 19% economic interest in accordance with the PT Freeport Indonesia (PT-FI) shareholder agreement.
II

FREEPORT
SELECTED OPERATING DATA (continued)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
North America[a]
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	619,300	740,500	609,400	692,000
Average copper ore grade (%)	0.20	0.19	0.20	0.23
Copper production (millions of recoverable pounds)	209	223	842	941

Mill Operations
Ore milled (metric tons per day)	334,200	305,100	311,700	308,500
Average ore grades (%):
Copper	0.29	0.31	0.30	0.32
Molybdenum	0.02	0.02	0.02	0.02
Copper recovery rate (%)	84.9	81.0	83.2	81.8
Production (millions of recoverable pounds):
Copper	161	152	601	633
Molybdenum	8	7	31	31

South America
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	153,700	193,500	164,300	191,200
Average copper ore grade (%)	0.46	0.38	0.42	0.35
Copper production (millions of recoverable pounds)	77	80	295	317

Mill Operations
Ore milled (metric tons per day)	414,700	407,600	415,500	417,400
Average ore grades (%):
Copper	0.32	0.33	0.33	0.34
Molybdenum	0.01	0.02	0.01	0.01
Copper recovery rate (%)	82.9	78.9	83.6	81.3
Production (millions of recoverable pounds):
Copper	214	206	873	885
Molybdenum	5	5	20	22

Indonesia
Ore extracted and milled (metric tons per day):
Grasberg Block Cave underground mine	138,900	133,200	133,800	117,300
Deep Mill Level Zone underground mine	64,900	76,500	64,900	75,900
Big Gossan underground mine	7,100	8,300	8,000	7,900
Other adjustments	300	(3,700)	1,700	(2,800)
Total	211,200	214,300	208,400	198,300
Average ore grades:
Copper (%)	1.21	1.32	1.27	1.22
Gold (grams per metric ton)	0.92	1.18	1.00	1.12
Recovery rates (%):
Copper	87.3	90.2	88.4	89.7
Gold	75.5	78.8	76.9	77.9
Production (recoverable):
Copper (millions of pounds)	429	489	1,800	1,660
Gold (thousands of ounces)	428	569	1,861	1,978

Molybdenum[b]
Ore milled (metric tons per day)	28,300	28,200	28,000	27,900
Average molybdenum ore grade (%)	0.18	0.17	0.16	0.15
Molybdenum production (millions of recoverable pounds)	9	8	30	30

a.Amounts represent 100% operating data, including Morenci’s joint venture partners’ share.

b. Represents FCX’s primary molybdenum operations in Colorado.
III

FREEPORT
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(In Millions, Except Per Share Amounts)
Revenues[a]	$5,720	$5,905	$25,455	$22,855
Cost of sales:
Production and delivery[b]	3,758	3,360	15,554	13,627
Depreciation, depletion and amortization	537	589	2,241	2,068
Total cost of sales	4,295	3,949	17,795	15,695
Selling, general and administrative expenses	129	120	513	479
Exploration and research expenses	41	34	156	137
Environmental obligations and shutdown costs	12	80	127	319
Total costs and expenses	4,477	4,183	18,591	16,630
Operating income	1,243	1,722	6,864	6,225
Interest expense, net[c]	(70)	(97)	(319)	(515)
Net gain on early extinguishment of debt	—	—	—	10
Other income, net	67	103	362	286
Income before income taxes and equity in affiliated companies’ net earnings	1,240	1,728	6,907	6,006
Provision for income taxes[d]	(520)	(724)	(2,523)	(2,270)
Equity in affiliated companies’ net earnings	1	3	15	15
Net income	721	1,007	4,399	3,751
Net income attributable to noncontrolling interests[e]	(447)	(619)	(2,510)	(1,903)
Net income attributable to common stockholders[f,g]	$274	$388	$1,889	$1,848

Diluted net income per share attributable to common stock	$0.19	$0.27	$1.30	$1.28

Diluted weighted-average common shares outstanding	1,445	1,444	1,445	1,443

Dividends declared per share of common stock	$0.15	$0.15	$0.60	$0.60

a.Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to the supplemental schedule, “Derivative Instruments,” beginning on page IX.
b.FCX is engaged in various studies associated with potential future expansion projects primarily at its mining operations. Production and delivery costs include charges for these feasibility and optimization studies totaling $38 million in fourth-quarter 2024, $46 million in fourth-quarter 2023, $155 million for the year 2024 and $185 million for the year 2023. Additionally, production and delivery costs include charges for operational readiness and startup costs associated with PT-FI’s new smelter and precious metals refinery (PMR) (collectively, PT-FI’s new downstream processing facilities) totaling $59 million in fourth-quarter 2024, $7 million in fourth-quarter 2023, $133 million for the year 2024 and $18 million for the year 2023.
c.Consolidated interest costs (before capitalization) totaled $181 million in fourth-quarter 2024, $177 million in fourth-quarter 2023, $710 million for the year 2024 and $782 million for the year 2023. Consolidated interest costs for the year 2023 included $74 million of interest charges associated with contested tax rulings issued by the Peruvian Supreme Court and a $13 million credit for the settlement of interest on Cerro Verde’s historical profit sharing liability.
d.For a summary of FCX’s income taxes, refer to the supplemental schedule, “Income Taxes,” beginning on page VIII.
e.Net income attributable to noncontrolling interests is primarily associated with PT-FI, Cerro Verde and El Abra. For further discussion, refer to the supplemental schedule, “Noncontrolling Interests,” beginning on page X.
f.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, “Deferred Profits,” on page X.
g.Refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII, for a summary of net (charges) credits impacting FCX’s consolidated statements of income.
IV

FREEPORT
CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2024	2023
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$3,923	$4,758
Restricted cash and cash equivalents[a]	888	1,208
Trade accounts receivable	578	1,209
Value added and other tax receivables	564	455
Inventories:
Product	3,038	2,472
Materials and supplies, net	2,382	2,169
Mill and leach stockpiles	1,388	1,419
Other current assets	535	375
Total current assets	13,296	14,065
Property, plant, equipment and mine development costs, net	38,514	35,295
Long-term mill and leach stockpiles	1,225	1,336
Other assets	1,813	1,810
Total assets	$54,848	$52,506

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,057	$3,729
Accrued income taxes	859	786
Current portion of environmental and asset retirement obligations (AROs)	320	316
Dividends payable	219	218
Current portion of debt	41	766
Total current liabilities	5,496	5,815
Long-term debt, less current portion	8,907	8,656
Environmental and AROs, less current portion	5,404	4,624
Deferred income taxes	4,376	4,453
Other liabilities	1,887	1,648
Total liabilities	26,070	25,196

Equity:
Stockholders’ equity:
Common stock	162	162
Capital in excess of par value	23,797	24,637
Accumulated deficit	(170)	(2,059)
Accumulated other comprehensive loss	(314)	(274)
Common stock held in treasury	(5,894)	(5,773)
Total stockholders’ equity	17,581	16,693
Noncontrolling interests	11,197	10,617
Total equity	28,778	27,310
Total liabilities and equity	$54,848	$52,506

a.Includes $0.7 billion at December 31, 2024, and $1.1 billion at December 31, 2023, associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with a regulation issued by the Indonesia government.
V

FREEPORT
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Years Ended
	December 31,
	2024	2023
	(In Millions)
Cash flow from operating activities:
Net income	$4,399	$3,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,241	2,068
Net charges for environmental and AROs, including accretion	622	295
Payments for environmental and AROs	(234)	(250)
Stock-based compensation	109	109
Charge for talc-related litigation	—	65
Net charges for defined pension and postretirement plans	35	62
Pension plan contributions	(78)	(75)
Net gain on early extinguishment of debt	—	(10)
Deferred income taxes	(76)	182
Change in deferred profit on PT-FI’s sales to PT Smelting[a]	—	(112)
Charges for social investment programs at PT-FI	103	84
Payments for social investment programs at PT-FI	(54)	(44)
Impairment of oil and gas properties	69	67
Other, net	53	(33)
Changes in working capital and other:
Accounts receivable	460	166
Inventories	(638)	(873)
Other current assets	(41)	(29)
Accounts payable and accrued liabilities	143	(161)
Accrued income taxes and timing of other tax payments	47	17
Net cash provided by operating activities	7,160	5,279

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(1,033)	(761)
South America operations	(375)	(368)
Indonesia operations	(2,908)	(3,411)
Molybdenum mines	(117)	(84)
Other	(375)	(200)
Proceeds from sales of assets	19	27
Acquisition of additional ownership interest in Cerro Verde	(210)	—
Loans to PT Smelting for expansion	(28)	(129)
Other, net	(1)	(30)
Net cash used in investing activities	(5,028)	(4,956)

Cash flow from financing activities:
Proceeds from debt	2,251	1,781
Repayments of debt	(2,731)	(2,980)
Finance lease payments	(41)	(3)
Cash dividends and distributions paid:
Common stock	(865)	(863)
Noncontrolling interests	(1,833)	(625)
Treasury stock purchases	(59)	—
Contributions from noncontrolling interests	—	50
Proceeds from exercised stock options	29	47
Payments for withholding of employee taxes related to stock-based awards	(35)	(50)
Debt financing costs	—	(7)
Net cash used in financing activities	(3,284)	(2,650)

Net decrease in cash, cash equivalents and restricted cash and cash equivalents	(1,152)	(2,327)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of year	6,063	8,390
Cash, cash equivalents and restricted cash and cash equivalents at end of year[b]	$4,911	$6,063
a.As a result of PT-FI’s commercial arrangement with PT Smelting changing from a concentrate sales agreement to a tolling arrangement in January 2023, there are no further sales to PT Smelting.
b.Includes current and long-term restricted cash and cash equivalents of $1.0 billion at December 31, 2024, and $1.3 billion at December 31, 2023.
VI

FREEPORT
ADJUSTED NET INCOME
Management uses adjusted net income to evaluate FCX’s operating performance and believes that investors’ understanding of FCX’s performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX’s adjusted net income, which may not be comparable to similarly titled measures reported by other companies, follows (in millions, except per share amounts).

	Three Months Ended December 31,
	2024				2023
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$274	$0.19	N/A		$388	$0.27

PT-FI net (charges) credits	$(148)	[b]	$(44)	$(0.03)	$112	[c]	$33	$0.02
Oil and gas net charges[d]	(71)		(71)	(0.05)	(10)		(10)	(0.01)
Inventory adjustments	(48)		(48)	(0.03)	(6)		(6)	—
PT-FI smelter fire costs, net of insurance[e]	(3)		(1)	—	—		—	—
Cerro Verde new collective labor agreements (CLAs)	2		1	—	—		—	—
Net adjustments to environmental obligations and related litigation reserves	1		1	—	(61)		(61)	(0.04)
PT-FI historical tax matters	—		—	—	7		5	—
Other net (charges) credits	(13)	[f]	(13)	(0.01)	21	[g]	19	0.01
Net tax credits	N/A		—	—	N/A		14	0.01
Total net (charges) credits[k]	$(280)		$(176)	$(0.12)	$63		$(5)	$—

Adjusted net income attributable to common stock	N/A		$450	$0.31	N/A		$393	$0.27

	Years Ended December 31,
	2024				2023
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$1,889	$1.30	N/A		$1,848	$1.28

PT-FI net (charges) credits	$(182)	[b]	$(54)	$(0.04)	$74	[c]	$16	$0.01
Oil and gas net charges[d]	(222)		(222)	(0.15)	(74)		(74)	(0.05)
Inventory adjustments	(91)		(91)	(0.06)	(14)		(13)	(0.01)
PT-FI smelter fire costs, net of insurance[e]	(3)		(1)	—	—		—	—
Cerro Verde new CLAs	(97)		(32)	(0.02)	—		—	—
Net adjustments to environmental obligations and related litigation reserves	(75)		(75)	(0.05)	(260)		(260)	(0.18)
PT-FI historical tax matters[h]	42		181	0.13	2		1	—
U.S. income tax exams[i]	11		47	0.03	—		—	—
Cerro Verde historical tax matters[j]	—		—	—	(142)		(73)	(0.05)
Net gain on early extinguishment of debt	—		—	—	10		10	0.01
Other net (charges) credits	(27)	[f]	(9)	(0.01)	7	[g]	5	—
Net tax credits	N/A		—	—	N/A		14	0.01
Total net charges[k]	$(643)		$(257)	$(0.18)	$(396)		$(373)	$(0.26)

Adjusted net income attributable to common stock	N/A		$2,146	$1.48	N/A		$2,221	$1.54
a.Reflects impact to FCX’s net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).
b.The fourth quarter and year 2024 include charges recorded to production and delivery mostly associated with adjustments to PT-FI’s ARO. The year 2024 also includes $34 million in charges recorded to production and delivery that were capitalized in prior years associated with construction of PT-FI’s new downstream processing facilities.
c.The fourth quarter and year 2023 primarily reflect credits recorded to production and delivery to adjust PT-FI’s historical ARO model. The year 2023 also includes credits (charges) associated with the release of export duty exposure for prior years and an administrative fine, which were recorded to revenues ($17 million) and production and delivery ($(55) million), respectively.
d.Primarily reflects charges recorded to production and delivery associated with impairments and adjustments to abandonment obligations, including assumed oil and gas abandonment obligations resulting from bankruptcies of other companies.
e.Includes charges recorded to production and delivery for damaged assets and initial investigation and repair costs totaling $43 million, mostly offset by insurance recovery credits of $40 million.

VII

FREEPORT
ADJUSTED NET INCOME (continued)
f.Other net charges for the 2024 periods primarily reflect amounts recorded to production and delivery associated with mining ARO adjustments and asset impairments.
g.Other net credits for the 2023 periods primarily reflect $14 million recorded to production and delivery costs for mining ARO adjustments and $10 million recorded to other income, net for an international tax refund. The year 2023 also reflects $13 million of credits recorded to interest expense, net for the settlement of interest on Cerro Verde’s historical profit-sharing liability and $30 million of charges recorded to production and delivery associated with mining asset impairments and contract cancellation costs.
h.The year 2024 includes net credits associated with closure of PT-FI’s 2021 corporate income tax audit and resolution of a framework for disputed tax matters, which were recorded as a benefit to income taxes ($182 million), production and delivery ($8 million) and interest expense, net ($8 million). In addition, FCX recognized a credit of $26 million in other income, net associated with the reduction in the related accrual to indemnify MIND ID from potential losses arising from historical tax disputes. In accordance with PT-FI's Shareholder Agreement, settlements of historical tax matters that originated before December 31, 2022, should be attributed based on the economics from the Initial Period (i.e., approximately 81% to FCX and 19% to MIND ID). Accordingly, the noncontrolling interest portion of these credits totaled $43 million.
i.The year 2024 reflects the release of tax reserves ($36 million) and related interest expense ($11 million) associated with closure of FCX's 2017 and 2018 U.S. federal income tax exams.
j.The year 2023 reflects charges (credits) associated with contested tax rulings by the Peruvian Supreme Court recorded to interest expense, net ($74 million), other income, net ($69 million) and production and delivery ($(1) million).
k.May not foot because of rounding.

INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX’s consolidated income tax provision (in millions, except percentages):

	Three Months Ended December 31,
	2024			2023
			Income Tax				Income Tax
	Income	Effective	(Provision)	Income	Effective		(Provision)
	(Loss)[a]	Tax Rate	Benefit	(Loss)[a]	Tax Rate		Benefit
U.S.[b]	$(140)	4%	$6	$(125)	—%	[c]	$(2)
South America	323	40%	(129)	200	37%		(74)
Indonesia	1,045	37%	(383)	1,695	36%		(615)
Eliminations and other	12	N/A	(2)	(42)	N/A		15
Rate adjustment[d]	—	N/A	(12)	—	N/A		(48)
Continuing operations	$1,240	42%	$(520)	$1,728	42%		$(724)

	Years Ended December 31,
	2024					2023
				Income Tax						Income Tax
	Income		Effective	(Provision)		Income		Effective		(Provision)
	(Loss)[a]		Tax Rate	Benefit		(Loss)[a]		Tax Rate		Benefit
U.S.[b]	$(533)	[e]	7%	$36	[e]	$55		—%	[c]	$1
South America	1,519		40%	(604)		1,303		40%		(515)
Indonesia	5,754		36%	(2,089)		4,830		37%		(1,771)
Cerro Verde historical tax matters	—		N/A	—		(142)	[f]	N/A		3
PT-FI historical tax matters	16	[g]	N/A	182	[g]	(5)		N/A		(3)
Eliminations and other	151		N/A	(48)		(35)		N/A		15
Continuing operations	$6,907		37%	$(2,523)		$6,006		38%		$(2,270)

a.Represents income before income taxes, equity in affiliated companies’ net earnings, and noncontrolling interests.
b.In addition to FCX’s North America copper mines, which had operating income of $170 million in fourth-quarter 2024, $114 million in fourth-quarter 2023, $0.8 billion for the year 2024 and $1.0 billion for the year 2023 (refer to the supplemental schedule, “Business Segments,” beginning on page XI), the U.S. jurisdiction reflects non-operating sites and corporate-level expenses, which include interest expense associated with FCX’s senior notes and general and administrative expenses. The U.S. jurisdiction also includes net revisions to environmental obligation estimates and charges associated with oil and gas abandonment obligations and impairments (refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII for additional information).
c.Includes a valuation allowance release on prior year unbenefited net operating losses.
d.In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.
VIII

FREEPORT
INCOME TAXES (continued)
e.Refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII for discussion of the net credits associated with the closure of FCX's 2017 and 2018 U.S. federal income tax exams.
f.Refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII for discussion of the pre-tax charges associated with contested tax rulings issued by the Peruvian Supreme Court.
g.Refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII for discussion of net credits associated with closure of PT-FI’s 2021 corporate income tax audit and resolution of a framework for Indonesia disputed tax matters.
The provisions of the U.S. Inflation Reduction Act of 2022 (the Act) became applicable to FCX on January 1, 2023. The Act includes, among other provisions, a new Corporate Alternative Minimum Tax (CAMT) of 15% on the adjusted financial statement income (AFSI) of corporations with average AFSI exceeding $1.0 billion over a three-year period.
In September 2024, the Internal Revenue Service (IRS) issued proposed regulations that provide guidance on the application of CAMT, which are not final and subject to change. Based on the proposed guidance released by IRS, FCX has determined that the provisions of the Act did not impact FCX’s financial results for the years 2024 or 2023.
Assuming achievement of current sales volume and cost estimates and average prices of $4.00 per pound for copper, $2,700 per ounce for gold and $20.00 per pound for molybdenum, FCX estimates its consolidated effective tax rate for the year 2025 would approximate 40%. Changes in projected sales volumes and average prices during 2025 would incur tax impacts at estimated effective rates of 39% for Peru, 36% for Indonesia and 0% for the U.S., which excludes any impact from the Act.

NET DEBT
FCX believes that net debt provides investors with information related to the performance-based payout framework in FCX’s financial policy, which requires FCX to maintain its net debt at a level not to exceed the net debt target of $3 billion to $4 billion, excluding debt for PT-FI’s new downstream processing facilities. FCX defines net debt as consolidated debt less (i) consolidated cash and cash equivalents and (ii) current restricted cash associated with PT-FI’s export proceeds. This information differs from consolidated debt determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for consolidated debt determined in accordance with U.S. GAAP. FCX’s net debt, which may not be comparable to similarly titled measures reported by other companies, follows (in millions):

	As of December 31, 2024
Current portion of debt	$41
Long-term debt, less current portion	8,907
Consolidated debt	8,948
Less: consolidated cash and cash equivalents	3,923
Less: current restricted cash associated with PT-FI’s export proceeds	736	[a]
FCX net debt	4,289
Less: debt for PT-FI’s new downstream processing facilities	3,233	[b]
FCX net debt, excluding debt for PT-FI’s new downstream processing facilities	$1,056
a.In accordance with a regulation issued by the Indonesia government, 30% of PT-FI’s export proceeds are being temporarily deposited into Indonesia banks for a period of 90 days before withdrawal and are presented as current restricted cash and cash equivalents in FCX’s consolidated balance sheet. As the 90-day holding period is the only restriction on the cash, FCX has included such amount in the calculation of net debt.
b.Represents PT-FI’s senior notes and $250 million of borrowings under PT-FI’s revolving credit facility.

DERIVATIVE INSTRUMENTS
For the year 2024, FCX’s mined copper was sold 45% in concentrate, 34% as cathode and 21% as rod. All of FCX’s copper concentrate and some cathode sales contracts provide final copper pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement. In fourth-quarter 2024, LME copper settlement prices averaged $4.17 per pound and FCX’s average realized copper price was $4.15 per pound.
IX

FREEPORT
DERIVATIVE INSTRUMENTS (continued)
Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended December 31,
	2024			2023
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$(77)	$(81)	$(158)	$(13)	$79	$66
Net income attributable to common stock	$(28)	$(25)	$(53)	$(5)	$24	$19
Diluted net income per share of common stock[c]	$(0.02)	$(0.02)	$(0.04)	$—	$0.02	$0.01
a.Reflects adjustments to provisionally priced copper sales at September 30, 2024 and 2023.
b.Reflects adjustments to provisionally priced copper sales during the fourth quarters of 2024 and 2023.
c.May not foot across because of rounding.

	Years Ended December 31,
	2024			2023
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$28	$89	$117	$183	$(86)	$97
Net income attributable to common stock	$9	$31	$40	$62	$(35)	$27
Diluted net income per share of common stock	$0.01	$0.02	$0.03	$0.04	$(0.02)	$0.02
a.Reflects adjustments to provisionally priced copper sales at December 31, 2023 and 2022.
b.Reflects adjustments to provisionally priced copper sales for the years 2024 and 2023.

At December 31, 2024, FCX had provisionally priced copper sales totaling 133 million pounds (net of intercompany sales and noncontrolling interests) recorded at an average price of $3.96 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the quarter-end provisional price would have an approximate $12 million effect on 2025 revenues ($4 million to net income attributable to common stock). The LME copper price settled at $4.14 per pound on January 22, 2025.

DEFERRED PROFITS
FCX defers recognizing profits on intercompany sales to Atlantic Copper until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to operating income totaling $(52) million ($(20) million to net income attributable to common stock) in fourth-quarter 2024, $(89) million ($(26) million to net income attributable to common stock) in fourth-quarter 2023, $21 million ($(3) million to net income attributable to common stock) for the year 2024 and $64 million ($37 million to net income attributable to common stock) for the year 2023. FCX’s net deferred profits on its inventories at Atlantic Copper to be recognized in future periods’ operating income totaled $181 million ($60 million to net income attributable to common stock) at December 31, 2024. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX’s net deferred profits and quarterly earnings.

NONCONTROLLING INTERESTS
Net income attributable to noncontrolling interests is primarily associated with PT-FI, Cerro Verde and El Abra and totaled $447 million in fourth-quarter 2024 (which represented 36% of FCX’s consolidated income before income taxes), $619 million in fourth-quarter 2023 (which represented 36% of FCX’s consolidated income before income taxes), $2.5 billion for the year 2024 (which represented 36% of FCX’s consolidated income before income taxes) and $1.9 billion for the year 2023 (which represented 32% of FCX’s consolidated income before income taxes). Refer to “Business Segments” below for net income attributable to noncontrolling interests for each of FCX’s business segments.
Beginning January 1, 2023, FCX's economic and ownership interest in PT-FI is 48.76% except for net income associated with the settlement of historical tax matters in first-quarter 2024 and approximately 190 thousand ounces of gold sales in first-quarter 2023, which were attributed based on the economics prior to January 1, 2023 (i.e., approximately 81% to FCX and 19% to MIND ID).
In September 2024, FCX increased its ownership interest in Cerro Verde to 55.08% from 53.56%.

X

FREEPORT
NONCONTROLLING INTERESTS (continued)
Based on achievement of current sales volume and cost estimates and assuming average prices of $4.00 per pound of copper, $2,700 per ounce of gold and $20.00 per pound of molybdenum, FCX estimates that net income attributable to noncontrolling interests is estimated to approximate $2.3 billion (which would represent 35% of FCX’s consolidated income before income taxes) for the year 2025. The actual amount will depend on many factors, including relative performance of each business segment, commodity prices, costs and other factors.

BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – North America copper mines, South America operations, Indonesia operations and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX’s reportable segments, which include the Morenci and Cerro Verde copper mines, the Indonesia operations (including the Grasberg minerals district and PT-FI’s new downstream processing facilities), the Rod & Refining operations and Atlantic Copper Smelting & Refining.
For comparative purposes, the 2023 tables have been adjusted to conform with the current year presentation, primarily for the combination of the Grasberg minerals district and PT-FI’s new downstream processing facilities. PT-FI’s new downstream processing facilities will exclusively receive concentrate from the Grasberg minerals district, which reflects PT-FI’s integrated and dependent operations within Indonesia (i.e., Indonesia operations). The PMR will receive anode slimes from the smelter and from PT Smelting. FCX's Chief Executive Officer, identified as its chief operating decision maker under business segment accounting guidance, makes executive management decisions, including resource allocation and mine planning, for the Indonesia operations as a single business segment.
Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, some selling, general and administrative costs are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.
XI

FREEPORT
BUSINESS SEGMENTS (continued)

(in millions)												Atlantic	Corporate,
	North America Copper Mines			South America Operations								Copper	Other
				Cerro				Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde		Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Three Months Ended December 31, 2024
Revenues:
Unaffiliated customers	$11	$17	$28	$831		$216	$1,047	$2,085		$—	$1,454	$679	$427	[a]	$5,720
Intersegment	566	1,017	1,583	161		—	161	158		177	11	—	(2,090)		—
Production and delivery	437	881	1,318	617		163	780	917	[b,c]	137	1,465	649	(1,508)	[d]	3,758	[e]
Depreciation, depletion and amortization	47	65	112	99		15	114	270		22	—	8	11		537
Selling, general and administrative expenses	1	—	1	2		—	2	34		—	—	7	85		129
Exploration and research expenses	4	6	10	3		2	5	—		—	—	—	26		41
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	12		12
Operating income (loss)	88	82	170	271		36	307	1,022		18	—	15	(289)		1,243
Interest expense, net	—	—	—	5		—	5	11		—	—	8	46		70
Other (expense) income, net	—	(7)	(7)	4		13	17	26		—	—	12	19		67
Provision for income taxes	—	—	—	112		17	129	383		—	—	—	8		520
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	—		—	—	—	1		1
Net income (loss) attributable to noncontrolling interests	—	—	—	80	[f]	19	99	358	[g]	—	—	—	(10)		447

Total assets at December 31, 2024	3,228	6,766	9,994	8,096		2,060	10,156	27,309		2,018	202	1,705	3,464		54,848
Capital expenditures	45	245	290	84		19	103	705		29	12	54	46		1,239

Three Months Ended December 31, 2023
Revenues:
Unaffiliated customers	$16	$19	$35	$767		$197	$964	$2,548		$—	$1,334	$606	$418	[a]	$5,905
Intersegment	541	823	1,364	149		—	149	189		157	12	—	(1,871)		—
Production and delivery	446	724	1,170	651		171	822	699	[b]	118	1,343	579	(1,371)	[d]	3,360	[e]
Depreciation, depletion and amortization	43	63	106	93		16	109	334		18	1	7	14		589
Selling, general and administrative expenses	1	—	1	2		—	2	39		—	—	7	71		120
Exploration and research expenses	3	4	7	4		2	6	2		—	—	—	19		34
Environmental obligations and shutdown costs	(1)	2	1	—		—	—	—		—	—	—	79	[h]	80
Operating income (loss)	65	49	114	166		8	174	1,663		21	2	13	(265)		1,722
Interest expense, net	—	—	—	3		—	3	7		—	—	9	78		97
Other (expense) income, net	(1)	11	10	23		—	23	32		—	(1)	(8)	47		103
Provision for (benefit from) income taxes	—	—	—	76		(2)	74	615		—	—	—	35		724
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	1		—	—	—	2		3
Net income attributable to noncontrolling interests	—	—	—	58	[f]	2	60	583	[g]	—	—	—	(24)		619

Total assets at December 31, 2023	3,195	5,996	9,191	8,120		1,930	10,050	25,548		1,782	172	1,326	4,437		52,506
Capital expenditures	56	160	216	92		17	109	857		41	4	21	114		1,362

XII

FREEPORT
BUSINESS SEGMENTS (continued)

(in millions)												Atlantic	Corporate,
	North America Copper Mines			South America Operations								Copper	Other
				Cerro				Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde		Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Year Ended December 31, 2024
Revenues:
Unaffiliated customers	$101	$79	$180	$3,618		$915	$4,533	$9,774		$—	$6,196	$3,009	$1,763	[a]	$25,455
Intersegment	2,246	3,814	6,060	638		—	638	544		592	43	8	(7,885)		—
Production and delivery	1,826	3,170	4,996	2,529	[i]	701	3,230	3,368	[b,c]	530	6,206	2,912	(5,688)	[d]	15,554	[e]
Depreciation, depletion and amortization	187	252	439	380		66	446	1,193		73	4	28	58		2,241
Selling, general and administrative expenses	2	2	4	8		—	8	127		—	—	28	346		513
Exploration and research expenses	17	27	44	12		4	16	8		—	—	—	88		156
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	127		127
Operating income (loss)	315	442	757	1,327		144	1,471	5,622		(11)	29	49	(1,053)		6,864
Interest expense, net	—	1	1	21		—	21	28		—	—	36	233	[j]	319
Other (expense) income, net	(1)	2	1	42		24	66	136		—	(1)	13	147		362
Provision for (benefit from) income taxes	—	—	—	542		62	604	1,907	[k]	—	—	(11)	23		2,523
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	7		—	—	—	8		15
Net income attributable to noncontrolling interests	—	—	—	412	[f]	67	479	2,022	[g]	—	—	—	9		2,510
Capital expenditures	184	849	1,033	293		82	375	2,908		117	35	142	198		4,808

Year Ended December 31, 2023
Revenues:
Unaffiliated customers	$91	$152	$243	$3,330		$824	$4,154	$7,816		$—	$5,886	$2,791	$1,965	[a]	$22,855
Intersegment	2,328	3,745	6,073	787		—	787	621		677	40	19	(8,217)		—
Production and delivery	1,730	3,048	4,778	2,529		710	3,239	2,570	[b,c]	439	5,901	2,718	(6,018)	[d]	13,627	[e]
Depreciation, depletion and amortization	175	243	418	395		64	459	1,028		66	5	28	64		2,068
Selling, general and administrative expenses	2	2	4	9		—	9	129		—	—	28	309		479
Exploration and research expenses	11	39	50	10		4	14	2		—	—	—	71		137
Environmental obligations and shutdown costs	(1)	28	27	—		—	—	—		—	—	—	292	[h]	319
Operating income (loss)	502	537	1,039	1,174		46	1,220	4,708		172	20	36	(970)		6,225
Interest expense, net	—	1	1	77	[l]	—	77	35		—	—	31	371		515
Net gain on early extinguishment of debt	—	—	—	—		—	—	—		—	—	—	10		10
Other (expense) income, net	(5)	3	(2)	(13)	[l]	11	(2)	122		(1)	(2)	(8)	179		286
Provision for (benefit from) income taxes	—	—	—	495		17	512	1,774		—	—	—	(16)		2,270
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	10		—	—	—	5		15
Net income (loss) attributable to noncontrolling interests	—	—	—	300	[f]	36	336	1,614	[g]	—	—	—	(47)		1,903
Capital expenditures	232	529	761	271		97	368	3,324		84	13	64	210		4,824
XIII

FREEPORT
BUSINESS SEGMENTS (continued)
a.Includes revenues from FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America copper mines and South America operations.
b.Includes ARO adjustments totaling charges of $144 million in fourth-quarter 2024 and for the year 2024 and credits totaling $112 million in fourth-quarter 2023 and for the year 2023.
c.Includes charges for an administrative fine totaling $4 million in fourth-quarter 2024 and for the year 2024 and $55 million for the year 2023.
d.Includes oil and gas charges related to asset impairments and adjustments to AROs, including abandonment obligations, totaling $68 million in fourth-quarter 2024, $10 million in fourth-quarter 2023, $217 million for the year 2024 and $70 million for the year 2023.
e.Includes metal inventory adjustments of $48 million in fourth-quarter 2024, $6 million in fourth-quarter 2023, $91 million for the year 2024 and $14 million for the year 2023.
f.Beginning in September 2024, FCX's interest in Cerro Verde is 55.08%, and prior to September 2024 was 53.56%.
g.Beginning January 1, 2023, FCX's economic and ownership interest in PT-FI is 48.76% except for net income associated with the settlement of historical tax matters in first-quarter 2024 and approximately 190 thousand ounces of gold sales in first-quarter 2023, which were attributed based on the economics prior to January 1, 2023 (i.e., approximately 81% to FCX and 19% to MIND ID).
h.Includes a charge of $65 million associated with an adjustment to the proposed settlement of talc-related litigation.
i.Includes nonrecurring labor-related charges totaling $97 million associated with Cerro Verde’s new multi-year CLAs with its two unions.
j.Includes an $11 million credit associated with the closure of FCX’s 2017 and 2018 U.S. federal income tax returns.
k.Includes a net benefit to income taxes totaling $182 million associated with the closure of PT-FI’s 2021 corporate income tax audit and resolution of the framework for Indonesia disputed tax matters.
l.Interest expense, net includes $74 million of charges associated with contested tax rulings issued by the Peruvian Supreme Court, partly offset by a $13 million credit for the settlement of interest on Cerro Verde’s historical profit sharing liability. Other (expense) income, net includes a charge of $69 million associated with contested tax rulings issued by the Peruvian Supreme Court. Also refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII.

PRODUCT REVENUES AND PRODUCTION COSTS

FCX believes unit net cash costs (credits) per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX’s mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX’s measures may not be comparable to similarly titled measures reported by other companies.
FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX’s costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX’s management and Board of Directors to monitor FCX’s mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX’s metals sales volumes and realized prices change.
FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, net which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as accretion of AROs, inventory write-offs and adjustments, stock-based compensation costs, long-lived asset impairments, idle facility costs, feasibility and optimization study costs, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX’s consolidated financial statements.
XIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,373		$1,373	$175	$58	$1,606
Site production and delivery, before net noncash and other costs shown below	1,112		983	131	48	1,162
By-product credits	(183)		—	—	—	—
Treatment charges	44		41	—	3	44
Net cash costs	973		1,024	131	51	1,206
Depreciation, depletion and amortization (DD&A)	111		99	9	3	111
Noncash and other costs, net	102	[c]	99	3	—	102
Total costs	1,186		1,222	143	54	1,419
Other revenue adjustments, primarily for pricing on prior period open sales	(4)		(4)	—	—	(4)
Gross profit	$183		$147	$32	$4	$183

Copper sales (millions of recoverable pounds)	320		320
Molybdenum sales (millions of recoverable pounds)[a]				8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.29		$4.29	$20.56
Site production and delivery, before net noncash and other costs shown below	3.48		3.07	15.40
By-product credits	(0.58)		—	—
Treatment charges	0.14		0.13	—
Unit net cash costs	3.04		3.20	15.40
DD&A	0.35		0.31	1.11
Noncash and other costs, net	0.32	[c]	0.31	0.26
Total unit costs	3.71		3.82	16.77
Other revenue adjustments, primarily for pricing on prior period open sales	(0.01)		(0.01)	—
Gross profit per pound	$0.57		$0.46	$3.79

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,606		$1,162	$111
Treatment charges	(3)		41	—
Noncash and other costs, net	—		102	—
Other revenue adjustments, primarily for pricing on prior period open sales	(4)		—	—
Eliminations and other	12		13	1
North America copper mines	1,611		1,318	112
Other mining[d]	5,772		3,948	414
Corporate, other & eliminations	(1,663)		(1,508)	11
As reported in FCX’s consolidated financial statements	$5,720		$3,758	$537

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $48 million ($0.15 per pound of copper) for metals inventory adjustments. Also, includes charges totaling $14 million ($0.04 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,209		$1,209	$134	$42	$1,385
Site production and delivery, before net noncash and other costs shown below	996		892	119	35	1,046
By-product credits	(126)		—	—	—	—
Treatment charges	43		41	—	2	43
Net cash costs	913		933	119	37	1,089
DD&A	106		95	9	2	106
Noncash and other costs, net	62	[c]	58	3	1	62
Total costs	1,081		1,086	131	40	1,257
Gross profit	$128		$123	$3	$2	$128

Copper sales (millions of recoverable pounds)	319		319
Molybdenum sales (millions of recoverable pounds)[a]				7

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.79		$3.79	$19.80
Site production and delivery, before net noncash and other costs shown below	3.13		2.80	17.50
By-product credits	(0.40)		—	—
Treatment charges	0.13		0.13	—
Unit net cash costs	2.86		2.93	17.50
DD&A	0.33		0.30	1.40
Noncash and other costs, net	0.20	[c]	0.18	0.44
Total unit costs	3.39		3.41	19.34
Gross profit per pound	$0.40		$0.38	$0.46

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,385		$1,046	$106
Treatment charges	—		43	—
Noncash and other costs, net	—		62	—
Eliminations and other	14		19	—
North America copper mines	1,399		1,170	106
Other mining[d]	5,959		3,561	469
Corporate, other & eliminations	(1,453)		(1,371)	14
As reported in FCX’s consolidated financial statements	$5,905		$3,360	$589

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $26 million ($0.08 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$5,417		$5,417	$608	$186	$6,211
Site production and delivery, before net noncash and other costs shown below	4,362		3,911	489	152	4,552
By-product credits	(604)		—	—	—	—
Treatment charges	169		161	—	8	169
Net cash costs	3,927		4,072	489	160	4,721
DD&A	439		394	36	9	439
Noncash and other costs, net	235	[c]	222	11	2	235
Total costs	4,601		4,688	536	171	5,395
Gross profit	$816		$729	$72	$15	$816

Copper sales (millions of recoverable pounds)	1,263		1,263
Molybdenum sales (millions of recoverable pounds)[a]				30

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.29		$4.29	$20.13
Site production and delivery, before net noncash and other costs shown below	3.46		3.10	16.20
By-product credits	(0.48)		—	—
Treatment charges	0.13		0.12	—
Unit net cash costs	3.11		3.22	16.20
DD&A	0.34		0.31	1.19
Noncash and other costs, net	0.19	[c]	0.18	0.36
Total unit costs	3.64		3.71	17.75
Gross profit per pound	$0.65		$0.58	$2.38

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$6,211		$4,552	$439
Treatment charges	(4)		165	—
Noncash and other costs, net	—		235	—
Eliminations and other	33		44	—
North America copper mines	6,240		4,996	439
Other mining[d]	25,337		16,246	1,744
Corporate, other & eliminations	(6,122)		(5,688)	58
As reported in FCX’s consolidated financial statements	$25,455		$15,554	$2,241

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $62 million ($0.05 per pound of copper) for feasibility and optimization studies. Also, includes charges totaling $60 million ($0.05 per pound of copper) for metals inventory adjustments.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$5,368		$5,368	$710	$171	$6,249
Site production and delivery, before net noncash and other costs shown below	4,093		3,621	535	149	4,305
By-product credits	(669)		—	—	—	—
Treatment charges	169		161	—	8	169
Net cash costs	3,593		3,782	535	157	4,474
DD&A	418		371	39	8	418
Noncash and other costs, net	242	[c]	215	24	3	242
Total costs	4,253		4,368	598	168	5,134
Other revenue adjustments, primarily for pricing on prior period open sales	13		13	—	—	13
Gross profit	$1,128		$1,013	$112	$3	$1,128

Copper sales (millions of recoverable pounds)	1,367		1,367
Molybdenum sales (millions of recoverable pounds)[a]				30

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.93		$3.93	$23.38
Site production and delivery, before net noncash and other costs shown below	3.00		2.65	17.63
By-product credits	(0.49)		—	—
Treatment charges	0.12		0.12	—
Unit net cash costs	2.63		2.77	17.63
DD&A	0.30		0.27	1.30
Noncash and other costs, net	0.18	[c]	0.16	0.77
Total unit costs	3.11		3.20	19.70
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01	—
Gross profit per pound	$0.83		$0.74	$3.68

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$6,249		$4,305	$418
Treatment charges	(9)		160	—
Noncash and other costs, net	—		242	—
Other revenue adjustments, primarily for pricing on prior period open sales	13		—	—
Eliminations and other	63		71	—
North America copper mines	6,316		4,778	418
Other mining[d]	22,791		14,867	1,586
Corporate, other & eliminations	(6,252)		(6,018)	64
As reported in FCX’s consolidated financial statements	$22,855		$13,627	$2,068

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $107 million ($0.08 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XVIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,208		$1,208	$104	$1,312
Site production and delivery, before net noncash and other costs shown below	746		695	63	758
By-product credits	(92)		—	—	—
Treatment charges	50		50	—	50
Royalty on metals	2		2	—	2
Net cash costs	706		747	63	810
DD&A	115		106	9	115
Noncash and other costs, net	22	[b]	21	1	22
Total costs	843		874	73	947
Other revenue adjustments, primarily for pricing on prior period open sales	(51)		(51)	—	(51)
Gross profit	$314		$283	$31	$314

Copper sales (millions of recoverable pounds)	298		298

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.04		$4.04
Site production and delivery, before net noncash and other costs shown below	2.50		2.33
By-product credits	(0.31)		—
Treatment charges	0.16		0.16
Royalty on metals	0.01		0.01
Unit net cash costs	2.36		2.50
DD&A	0.39		0.35
Noncash and other costs, net	0.07	[b]	0.07
Total unit costs	2.82		2.92
Other revenue adjustments, primarily for pricing on prior period open sales	(0.17)		(0.17)
Gross profit per pound	$1.05		$0.95

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,312		$758	$115
Treatment charges	(50)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		22	—
Other revenue adjustments, primarily for pricing on prior period open sales	(51)		—	—
Eliminations and other	(1)		—	(1)
South America operations	1,208		780	114
Other mining[c]	6,175		4,486	412
Corporate, other & eliminations	(1,663)		(1,508)	11
As reported in FCX’s consolidated financial statements	$5,720		$3,758	$537

a.Includes silver sales of 0.9 million ounces ($29.72 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $16 million ($0.05 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XIX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,096		$1,096	$79	$1,175
Site production and delivery, before net noncash and other costs shown below	786		736	66	802
By-product credits	(63)		—	—	—
Treatment charges	55		55	—	55
Royalty on metals	2		2	—	2
Net cash costs	780		793	66	859
DD&A	109		101	8	109
Noncash and other costs, net	20	[b]	20	—	20
Total costs	909		914	74	988
Other revenue adjustments, primarily for pricing on prior period open sales	(6)		(6)	—	(6)
Gross profit	$181		$176	$5	$181

Copper sales (millions of recoverable pounds)	287		287

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.83		$3.83
Site production and delivery, before net noncash and other costs shown below	2.74		2.57
By-product credits	(0.22)		—
Treatment charges	0.19		0.19
Royalty on metals	0.01		0.01
Unit net cash costs	2.72		2.77
DD&A	0.39		0.35
Noncash and other costs, net	0.07	[b]	0.07
Total unit costs	3.18		3.19
Other revenue adjustments, primarily for pricing on prior period open sales	(0.02)		(0.02)
Gross profit per pound	$0.63		$0.62

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,175		$802	$109
Treatment charges	(55)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		20	—
Other revenue adjustments, primarily for pricing on prior period open sales	(6)		—	—
Eliminations and other	1		—	—
South America operations	1,113		822	109
Other mining[c]	6,245		3,909	466
Corporate, other & eliminations	(1,453)		(1,371)	14
As reported in FCX’s consolidated financial statements	$5,905		$3,360	$589

a.Includes silver sales of 0.9 million ounces ($23.96 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $14 million ($0.05 per pound of copper) for feasibility studies.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$4,894		$4,894	$446	$5,340
Site production and delivery, before net noncash and other costs shown below	3,094	[b]	2,865	281	3,146
By-product credits	(394)		—	—	—
Treatment charges	193		193	—	193
Royalty on metals	8		7	1	8
Net cash costs	2,901		3,065	282	3,347
DD&A	446		409	37	446
Noncash and other costs, net	87	[c]	85	2	87
Total costs	3,434		3,559	321	3,880
Other revenue adjustments, primarily for pricing on prior period open sales	32		33	(1)	32
Gross profit	$1,492		$1,368	$124	$1,492

Copper sales (millions of recoverable pounds)	1,177		1,177

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.16		$4.16
Site production and delivery, before net noncash and other costs shown below	2.63	[b]	2.43
By-product credits	(0.34)		—
Treatment charges	0.16		0.16
Royalty on metals	0.01		0.01
Unit net cash costs	2.46		2.60
DD&A	0.38		0.35
Noncash and other costs, net	0.08	[c]	0.07
Total unit costs	2.92		3.02
Other revenue adjustments, primarily for pricing on prior period open sales	0.03		0.03
Gross profit per pound	$1.27		$1.17

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$5,340		$3,146	$446
Treatment charges	(193)		—	—
Royalty on metals	(8)		—	—
Noncash and other costs, net	—		87	—
Other revenue adjustments, primarily for pricing on prior period open sales	32		—	—
Eliminations and other	—		(3)	—
South America operations	5,171		3,230	446
Other mining[d]	26,406		18,012	1,737
Corporate, other & eliminations	(6,122)		(5,688)	58
As reported in FCX’s consolidated financial statements	$25,455		$15,554	$2,241

a.Includes silver sales of 3.6 million ounces ($29.35 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes nonrecurring charges totaling $97 million ($0.08 per pound of copper) associated with labor-related charges at Cerro Verde related to the new multi-year CLAs with its two unions.
c.Includes charges totaling $57 million ($0.05 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$4,583		$4,583	$526	$5,109
Site production and delivery, before net noncash and other costs shown below	3,083		2,810	339	3,149
By-product credits	(463)		—	—	—
Treatment charges	234		234	—	234
Royalty on metals	8		7	1	8
Net cash costs	2,862		3,051	340	3,391
DD&A	459		412	47	459
Noncash and other costs, net	92	[b]	87	5	92
Total costs	3,413		3,550	392	3,942
Other revenue adjustments, primarily for pricing on prior period open sales	71		71	3	74
Gross profit	$1,241		$1,104	$137	$1,241

Copper sales (millions of recoverable pounds)	1,200		1,200

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.82		$3.82
Site production and delivery, before net noncash and other costs shown below	2.57		2.34
By-product credits	(0.39)		—
Treatment charges	0.19		0.19
Royalty on metals	0.01		0.01
Unit net cash costs	2.38		2.54
DD&A	0.38		0.35
Noncash and other costs, net	0.08	[b]	0.07
Total unit costs	2.84		2.96
Other revenue adjustments, primarily for pricing on prior period open sales	0.06		0.06
Gross profit per pound	$1.04		$0.92

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$5,109		$3,149	$459
Treatment charges	(234)		—	—
Royalty on metals	(8)		—	—
Noncash and other costs, net	—		92	—
Other revenue adjustments, primarily for pricing on prior period open sales	74		—	—
Eliminations and other	—		(2)	—
South America operations	4,941		3,239	459
Other mining[c]	24,166		16,406	1,545
Corporate, other & eliminations	(6,252)		(6,018)	64
As reported in FCX’s consolidated financial statements	$22,855		$13,627	$2,068

a.Includes silver sales of 4.1 million ounces ($23.57 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $44 million ($0.04 per pound of copper) for feasibility studies.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended December 31, 2024
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,543		$1,543		$901	$48	$2,492
Site production and delivery, before net noncash and other costs shown below	618		383		223	12	618
Gold, silver and other by-product credits	(961)		—		—	—	—
Treatment charges	118		73		43	2	118
Export duties	97		60		35	2	97
Royalty on metals	96		58		37	1	96
Net cash (credits) costs	(32)		574		338	17	929
DD&A	270		167		98	5	270
Noncash and other costs, net	223	[b]	138		80	5	223
Total costs	461		879		516	27	1,422
Other revenue adjustments, primarily for pricing on prior period open sales	(26)		(26)		11	1	(14)
Gross profit	$1,056		$638		$396	$22	$1,056

Copper sales (millions of recoverable pounds)	376		376
Gold sales (thousands of recoverable ounces)					343

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.11		$4.11		$2,628
Site production and delivery, before net noncash and other costs shown below	1.65		1.02		651
Gold, silver and other by-product credits	(2.56)		—		—
Treatment charges	0.32		0.20		124
Export duties	0.26		0.16		102
Royalty on metals	0.25		0.15		107
Unit net cash (credits) costs	(0.08)		1.53		984
DD&A	0.72		0.44		285
Noncash and other costs, net	0.59	[b]	0.37		235
Total unit costs	1.23		2.34		1,504
Other revenue adjustments, primarily for pricing on prior period open sales	(0.07)		(0.07)		29
Gross profit per pound/ounce	$2.81		$1.70		$1,153

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$2,492		$618		$270
Treatment charges	(42)		76	[c]	—
Export duties	(97)		—		—
Royalty on metals	(96)		—		—
Noncash and other costs, net	—		223		—
Other revenue adjustments, primarily for pricing on prior period open sales	(14)		—		—
Indonesia operations	2,243		917		270
Other mining[d]	5,140		4,349		256
Corporate, other & eliminations	(1,663)		(1,508)		11
As reported in FCX’s consolidated financial statements	$5,720		$3,758		$537

a.Includes silver sales of 1.4 million ounces ($29.85 per ounce average realized price).
b.Includes charges totaling $144 million ($0.38 per pound of copper) associated with an ARO adjustment. Also, includes charges totaling $59 million ($0.16 per pound of copper) for operational readiness and startup costs associated with PT-FI’s new downstream processing facilities, and $6 million ($0.02 per pound of copper) for feasibility and optimization studies.
c.Represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2023
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,947		$1,947		$1,108	$51	$3,106
Site production and delivery, before net noncash and other costs shown below	725		454		259	12	725
Gold, silver and other by-product credits	(1,170)		—		—	—	—
Treatment charges	174		110		62	2	174
Export duties	160		100		57	3	160
Royalty on metals	110		68		40	2	110
Net cash (credits) costs	(1)		732		418	19	1,169
DD&A	334		209		119	6	334
Noncash credits and other costs, net	(87)	[b]	(54)		(31)	(2)	(87)
Total costs	246		887		506	23	1,416
Other revenue adjustments, primarily for pricing on prior period open sales	(6)		(6)		12	(1)	5
Gross profit	$1,695		$1,054		$614	$27	$1,695

Copper sales (millions of recoverable pounds)	511		511
Gold sales (thousands of recoverable ounces)					544

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.81		$3.81		$2,034
Site production and delivery, before net noncash and other costs shown below	1.42		0.89		474
Gold, silver and other by-product credits	(2.29)		—		—
Treatment charges	0.34		0.21		114
Export duties	0.31		0.20		105
Royalty on metals	0.22		0.13		75
Unit net cash costs	—		1.43		768
DD&A	0.65		0.41		219
Noncash credits and other costs, net	(0.17)	[b]	(0.10)		(57)
Total unit costs	0.48		1.74		930
Other revenue adjustments, primarily for pricing on prior period open sales	(0.01)		(0.01)		22
Gross profit per pound/ounce	$3.32		$2.06		$1,126

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$3,106		$725		$334
Treatment charges	(104)		70	[c]	—
Export duties	(160)		—		—
Royalty on metals	(110)		—		—
Noncash credits and other costs, net	—		(87)		—
Other revenue adjustments, primarily for pricing on prior period open sales	5		—		—
Eliminations and other	—		(9)		—
Indonesia operations	2,737		699		334
Other mining[d]	4,621		4,032		241
Corporate, other & eliminations	(1,453)		(1,371)		14
As reported in FCX’s consolidated financial statements	$5,905		$3,360		$589

a.Includes silver sales of 2.0 million ounces ($23.58 per ounce average realized price).
b.Includes credits totaling $112 million ($0.22 per pound of copper) associated with an ARO adjustment.
c.Primarily represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Year Ended December 31, 2024
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$6,842		$6,842		$4,389	$218	$11,449
Site production and delivery, before net noncash and other costs shown below	2,681		1,602		1,028	51	2,681
Gold, silver and other by-product credits	(4,605)		—		—	—	—
Treatment charges	571		341		219	11	571
Export duties	457		273		175	9	457
Royalty on metals	433		260		167	6	433
Net cash (credits) costs	(463)		2,476		1,589	77	4,142
DD&A	1,193		713		457	23	1,193
Noncash and other costs, net	362	[b]	217		139	6	362
Total costs	1,092		3,406		2,185	106	5,697
Other revenue adjustments, primarily for pricing on prior period open sales	7		7		(1)	(1)	5
Gross profit	$5,757		$3,443		$2,203	$111	$5,757

Copper sales (millions of recoverable pounds)	1,632		1,632
Gold sales (thousands of recoverable ounces)					1,817

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.19		$4.19		$2,418
Site production and delivery, before net noncash and other costs shown below	1.64		0.98		566
Gold, silver and other by-product credits	(2.82)		—		—
Treatment charges	0.35		0.21		120
Export duties	0.28		0.17		96
Royalty on metals	0.27		0.16		92
Unit net cash (credits) costs	(0.28)		1.52		874
DD&A	0.73		0.44		252
Noncash and other costs, net	0.22	[b]	0.13		77
Total unit costs	0.67		2.09		1,203
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01		(2)
Gross profit per pound/ounce	$3.53		$2.11		$1,213

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$11,449		$2,681		$1,193
Treatment charges	(245)		326	[c]	—
Export duties	(457)		—		—
Royalty on metals	(433)		—		—
Noncash and other costs, net	—		362		—
Other revenue adjustments, primarily for pricing on prior period open sales	5		—		—
Eliminations and other	(1)		(1)		—
Indonesia operations	10,318		3,368		1,193
Other mining[d]	21,259		17,874		990
Corporate, other & eliminations	(6,122)		(5,688)		58
As reported in FCX’s consolidated financial statements	$25,455		$15,554		$2,241

a.Includes silver sales of 6.9 million ounces ($28.52 per ounce average realized price).
b.Includes charges totaling (i) $144 million ($0.09 per pound of copper) associated with an ARO adjustment, (ii) $133 million ($0.08 per pound of copper) for operational readiness and startup costs associated with PT-FI’s new downstream processing facilities, (iii) $34 million ($0.02 per pound of copper) related to amounts capitalized in prior years associated with the construction of PT-FI’s new downstream processing facilities, and (iv) $28 million ($0.02 per pound of copper) for feasibility and optimization studies.
c.Represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XXV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2023
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$5,801		$5,801		$3,346	$157	$9,304
Site production and delivery, before net noncash and other costs shown below	2,467		1,538		887	42	2,467
Gold, silver and other by-product credits	(3,520)		—		—	—	—
Treatment charges	537		335		193	9	537
Export duties	324		202		117	5	324
Royalty on metals	338		212		121	5	338
Net cash costs	146		2,287		1,318	61	3,666
DD&A	1,028		641		370	17	1,028
Noncash and other costs, net	22	[b]	14		8	—	22
Total costs	1,196		2,942		1,696	78	4,716
Other revenue adjustments, primarily for pricing on prior period open sales	114		114		18	(1)	131
PT Smelting intercompany profit	112		70		40	2	112
Gross profit	$4,831		$3,043		$1,708	$80	$4,831

Copper sales (millions of recoverable pounds)	1,525		1,525
Gold sales (thousands of recoverable ounces)					1,697

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.81		$3.81		$1,972
Site production and delivery, before net noncash and other costs shown below	1.62		1.01		522
Gold, silver and other by-product credits	(2.30)		—		—
Treatment charges	0.35		0.22		114
Export duties	0.21		0.13		69
Royalty on metals	0.22		0.14		71
Unit net cash costs	0.10		1.50		776
DD&A	0.68		0.42		218
Noncash and other costs, net	0.01	[b]	0.01		5
Total unit costs	0.79		1.93		999
Other revenue adjustments, primarily for pricing on prior period open sales	0.08		0.07		9
PT Smelting intercompany profit	0.07		0.05		24
Gross profit per pound/ounce	$3.17		$2.00		$1,006

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$9,304		$2,467		$1,028
Treatment charges	(336)		201	[c]	—
Export duties	(324)		—		—
Royalty on metals	(338)		—		—
Noncash and other costs, net	—		22		—
Other revenue adjustments, primarily for pricing on prior period open sales	131		—		—
PT Smelting intercompany profit	—		(112)		—
Eliminations and other	—		(8)		—
Indonesia operations	8,437		2,570		1,028
Other mining[d]	20,670		17,075		976
Corporate, other & eliminations	(6,252)		(6,018)		64
As reported in FCX’s consolidated financial statements	$22,855		$13,627		$2,068

a.Includes silver sales of 6.0 million ounces ($23.37 per ounce average realized price).
b.Includes credits of $112 million ($0.07 per pound of copper) to correct certain inputs in the historical PT-FI ARO model. Also, includes a charge of $55 million ($0.04 per pound of copper) associated with an administrative fine and charges totaling $27 million ($0.02 per pound of copper) for feasibility and optimization studies.
c.Primarily represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XXVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended December 31,
(In millions)	2024	2023

Revenues, excluding adjustments[a]	$185	$164
Site production and delivery, before net noncash and other costs shown below	132	115
Treatment charges and other	8	7
Net cash costs	140	122
DD&A	22	18
Noncash and other costs, net	5	3
Total costs	167	143
Gross profit	$18	$21

Molybdenum sales (millions of recoverable pounds)[a]	9	8

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$21.28	$19.90
Site production and delivery, before net noncash and other costs shown below	15.24	13.97
Treatment charges and other	0.94	0.86
Unit net cash costs	16.18	14.83
DD&A	2.52	2.19
Noncash and other costs, net	0.54	0.40
Total unit costs	19.24	17.42
Gross profit per pound	$2.04	$2.48

Reconciliation to Amounts Reported
		Production
Three Months Ended December 31, 2024	Revenues	and Delivery	DD&A
Totals presented above	$185	$132	$22
Treatment charges and other	(8)	—	—
Noncash and other costs, net	—	5	—
Molybdenum mines	177	137	22
Other mining[b]	7,206	5,129	504
Corporate, other & eliminations	(1,663)	(1,508)	11
As reported in FCX’s consolidated financial statements	$5,720	$3,758	$537

Three Months Ended December 31, 2023
Totals presented above	$164	$115	$18
Treatment charges and other	(7)	—	—
Noncash and other costs, net	—	3	—
Molybdenum mines	157	118	18
Other mining[b]	7,201	4,613	557
Corporate, other & eliminations	(1,453)	(1,371)	14
As reported in FCX’s consolidated financial statements	$5,905	$3,360	$589

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.
XXVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Years Ended December 31,
(In millions)	2024	2023

Revenues, excluding adjustments[a]	$619	$702
Site production and delivery, before net noncash and other costs shown below	508	423
Treatment charges and other	27	25
Net cash costs	535	448
DD&A	73	66
Noncash and other costs, net	22	16
Total costs	630	530
Gross (loss) profit	$(11)	$172

Molybdenum sales (millions of recoverable pounds)[a]	30	30

Gross (loss) profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$20.66	$23.71
Site production and delivery, before net noncash and other costs shown below	16.99	14.28
Treatment charges and other	0.90	0.85
Unit net cash costs	17.89	15.13
DD&A	2.43	2.24
Noncash and other costs, net	0.73	0.55
Total unit costs	21.05	17.92
Gross (loss) profit per pound	$(0.39)	$5.79

Reconciliation to Amounts Reported

		Production
Year Ended December 31, 2024	Revenues	and Delivery	DD&A
Totals presented above	$619	$508	$73
Treatment charges and other	(27)	—	—
Noncash and other costs, net	—	22	—
Molybdenum mines	592	530	73
Other mining[b]	30,985	20,712	2,110
Corporate, other & eliminations	(6,122)	(5,688)	58
As reported in FCX’s consolidated financial statements	$25,455	$15,554	$2,241

Year Ended December 31, 2023
Totals presented above	$702	$423	$66
Treatment charges and other	(25)	—	—
Noncash and other costs, net	—	16	—
Molybdenum mines	677	439	66
Other mining[b]	28,430	19,206	1,938
Corporate, other & eliminations	(6,252)	(6,018)	64
As reported in FCX’s consolidated financial statements	$22,855	$13,627	$2,068

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVIII